Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-96550) pertaining to the Triad Guaranty, Inc. 401(k) Profit-Sharing Plan of our report dated June 15, 2005, with respect to the financial statements and schedule of the Triad Guaranty, Inc. 401(k) Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young, LLP

Greensboro, North Carolina
June 29, 2005